Exhibit 3.1

CERTIFICATE OF INCORPORATION

OF

DA VINCI PURCHASER HOLDINGS CORP.

FIRST: The name of the Company is Da Vinci Purchaser Holdings Corp.

SECOND: The address of the Company’s registered office in the State of Delaware is c/o National Registered Agents, Inc., 160 Greentree Drive, Suite 101, County of Kent, Dover, Delaware 19904, and the name of its registered agent at such address is National Registered Agents, Inc. ·

THIRD: The purpose of the Company is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware as it now exists or may hereafter be amended and supplemented.

FOURTH: The total number of shares of stock which the Company shall have authority to issue is 1,000 having a par value of $.01 per share. All such shares are Common Stock and shall be uncertificated.

FIFTH: The name and mailing address of the incorporator is:

Christian Galgano

Latham & Watkins LLP

885 Third Avenue

New York, New York 10022

SIXTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the bylaws of the corporation.

SEVENTH: No director of this corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.

EIGHTH: Election of directors need not be by written ballot unless the bylaws of the corporation shall so provide.

I, THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, herein declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 1st day of November, 2019.

/s/ Christian Galgano
Christian Galgano
Sole Incorporator

CERTIFICATE OF AMENDMENT TO CERTIFICATE OF INCORPORATION OF DA VINCI PURCHASER HOLDINGS CORP.

Da Vinci Purchaser Holdings Corp. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “General Corporation Law”), does hereby certify as follows:

1. The name of the Corporation is “Da Vinci Purchaser Holdings Corp.” and this corporation was incorporated pursuant to the General Corporation Law on November 1, 2019 under the name “Da Vinci Purchaser Holdings Corp.”.

2. This Certificate of Amendment has been duly adopted by the Board of Directors of the Corporation in order to change the name and registered agent of the Corporation, in accordance with the applicable provisions of Section 242 and Section 133 of the General Corporation Law.

3. Article FIRST of the Corporation’s Certificate of Incorporation is hereby amended to read in its entirety as follows:

The name of this Company is “WCG Purchaser Holdings Corp.”.

4. Article SECOND of the Corporation’s Certificate of Incorporation is hereby amended to read in its entirety as follows:

The address of the Company’s registered office in the State of Delaware is c/o Corporation Service Company, 251 Little Falls Drive, in the City of Wilmington, County of New Castle, Delaware 19808, and the name of its registered agent at such address is Corporation Service Company.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed this February 13, 2020.

By:	/s/ Alan Lefkowitz
Name:	Alan Lefkowitz
Title:	Vice President and Secretary

CERTIFICATE OF AMENDMENT TO

CERTIFICATE OF INCORPORATION OF

WCG PURCHASER HOLDINGS CORP.

WCG Purchaser Holdings Corp. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “General Corporation Law”), does hereby certify as follows:

1. The name of the Corporation is “WCG Purchaser Holdings Corp.” and this corporation was incorporated pursuant to the General Corporation Law on November 1, 2019 under the name “Da Vinci Purchaser Holdings Corp.”.

2. Article FOURTH of the Corporation’s Certificate of Incorporation, as amended prior to the date hereof, is hereby amended to read in its entirety as follows:

The total number of shares of stock which the Company shall have authority to issue is 1,200 having a par value of $0.01 per share. All such shares are Common Stock and shall be uncertificated.

3. Except as otherwise set forth in this Certificate of Amendment, the Corporation’s Certificate of Incorporation, as amended prior to the date hereof, shall remain unchanged.

4. This Certificate of Amendment has been duly adopted in accordance with Sections 228 and 242 of the General Corporation Law by the Board of Directors and the sole stockholder of the Corporation.

[Signature Page Follows]

The Corporation has caused this Certificate of Amendment to Certificate of Incorporation to be signed this 9th day of April, 2021.

WCG PURCHASER HOLDINGS CORP.

By:	/s/ Alan Lefkowitz
Name:	Alan Lefkowitz
Title:	Vice President and Secretary

CERTIFICATE OF AMENDMENT

TO

THE CERTIFICATE OF INCORPORATION

OF

WCG PURCHASER HOLDINGS CORP.

Adopted in accordance with the provisions

of Section 242 of the General Corporation Law of

the State of Delaware

WCG Purchaser Holdings Corp. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “General Corporation Law”), does hereby certify as follows:

FIRST:    The name of the Corporation is “WCG Purchaser Holdings Corp.” and this corporation was incorporated pursuant to the General Corporation Law on November 1, 2019 under the name “Da Vinci Purchaser Holdings Corp.”.

SECOND:    This Certificate of Amendment has been duly adopted by the Board of Directors of the Corporation in order to change the name of the Corporation, in accordance with the applicable provisions of Section 242 and Section 133 of the General Corporation Law.

THIRD:    Article FIRST of the Corporation’s Certificate of Incorporation is hereby amended to read in its entirety as follows:

The name of this Company is “WCG Clinical, Inc.”

[Signature Page Follows]

IN WITNESS WHEREOF, I have subscribed this document on the date set forth below and do hereby affirm, under the penalties of perjury, that the statements contained therein have been examined by me and are true and correct.

Date: May 4, 2021

WCG PURCHASER HOLDINGS CORP.

By:	/s/Alan Leftkowitz
Name:	Alan Lefkowitz
Title:	Vice President and Secretary